Exhibit 99.1

PROG Holdings Reports Fourth Quarter 2022 Results
•Consolidated revenues of $612.1 million
•Consolidated earnings before taxes of $53.7 million; Adjusted EBITDA increased 3.2% year-over-year to $74.4 million or 12.2% of revenues
•Diluted EPS of $0.73; Non-GAAP Diluted EPS of $0.84, up 25% year-over-year
•Progressive Leasing write-offs of 6.5%, down from 6.8% in Q4 2021
•E-commerce increased to 20.4% of Progressive Leasing GMV

SALT LAKE CITY, February 22, 2023 - PROG Holdings, Inc. (NYSE:PRG), the fintech holding company for Progressive Leasing, Vive Financial, and Four Technologies, today announced financial results for the fourth quarter ended December 31, 2022.
"Our fourth quarter results exceeded both our top and bottom line expectations, primarily driven by decisions made in the first half of 2022 to improve our portfolio performance and adjust our cost structure in the face of macroeconomic headwinds" said PROG Holdings President and CEO Steve Michaels. "During the quarter, we saw continued improvement in the quality of our lease portfolio as a result of these decisioning changes, and we were able to deliver write-offs within our targeted annual range for 2022 despite the pressures facing our consumers. We believe that our market leadership and financial strength will allow us to navigate through this uncertain period, continue to broaden our partner base, and position us to capitalize on increased consumer demand when the current macroeconomic headwinds subside."
Consolidated Results
Consolidated revenues for the fourth quarter of 2022 were $612.1 million, a decrease of 5.3% from the same period in 2021, with the impact of lower approval rates and weak retail traffic partially offset by an increase in average ticket size, further penetration with large national retail partners, and additional e-commerce integrations.
The Company reported consolidated net earnings for the fourth quarter of 2022 of $36.1 million, compared with $37.8 million in the prior year period. Adjusted EBITDA for the quarter was $74.4 million, or 12.2% of revenues, compared with $72.1 million, or 11.2% of revenues for the same period in 2021.

The year over year growth in Adjusted EBITDA was driven primarily by strong portfolio performance and cost disciplines instituted mid-year to adjust for the anticipated decline in revenue.
Diluted earnings per share for the fourth quarter of 2022 were $0.73 compared with $0.59 in the year ago period. On a non-GAAP basis, diluted earnings per share were $0.84 in the fourth quarter of 2022, compared with $0.67 for the same quarter in 2021. Our weighted average shares outstanding assuming dilution in the fourth quarter was 22.9% lower than the same quarter in 2021.
Progressive Leasing Results
Progressive Leasing's fourth quarter GMV decreased 14.8% to $540.9 million compared with the same period in 2021, primarily due to tighter decisioning on lease approvals and weaker traffic patterns for our retail partners, both in store and online. E-commerce GMV within the segment decreased 4.4% year-over-year; however, it increased to 20.4% of the segment's total GMV in the fourth quarter of 2022. The provision for lease merchandise write-offs was 6.5% of lease revenues in the fourth quarter of 2022, down both sequentially and year-over-year. We continued to see improved delinquency trends within the quarter following the tightening in decisioning made earlier in the year.
Liquidity and Capital Allocation
PROG Holdings ended the fourth quarter of 2022 with cash of $131.9 million and gross debt of $600 million. The Company repurchased $36.2 million of its stock in the quarter at an average price of $17.83 per share and has $337.3 million remaining under its previously-announced $1 billion share repurchase program.
2023 Outlook
The Company is issuing full year and Q1 2023 outlook for revenues, net earnings, adjusted EBITDA, GAAP diluted EPS, and non-GAAP diluted EPS. This outlook assumes a difficult operating environment with continued soft demand for consumer durable goods, no material changes in the Company's decisioning posture, and no impact from additional share repurchases.

	Full Year 2023 Outlook
(In thousands, except per share amounts)	Low	High

PROG Holdings - Total Revenues	$2,340,000	$2,440,000
PROG Holdings - Net Earnings	82,500	103,500
PROG Holdings - Adjusted EBITDA	215,000	245,000
PROG Holdings - Diluted EPS	1.69	2.12
PROG Holdings - Diluted Non-GAAP EPS	2.11	2.54

Progressive Leasing - Total Revenues	2,275,000	2,370,000
Progressive Leasing - Earnings Before Taxes	147,000	167,000
Progressive Leasing - Adjusted EBITDA	228,000	251,000

Vive - Total Revenues	65,000	70,000
Vive - Earnings Before Taxes	2,500	4,500
Vive - Adjusted EBITDA	5,000	8,000

Other - Loss Before Taxes	(26,000)	(23,000)
Other - Adjusted EBITDA	(18,000)	(14,000)

	Three Months Ended March 31, 2023 Outlook
(In thousands, except per share amounts)	Low	High

PROG Holdings - Total Revenues	$635,000	$660,000
PROG Holdings - Net Earnings	34,500	37,500
PROG Holdings - Adjusted EBITDA	72,000	77,000
PROG Holdings - Diluted EPS	0.71	0.77
PROG Holdings - Diluted Non-GAAP EPS	0.82	0.88
Conference Call and Webcast
The Company has scheduled a live webcast and conference call for Wednesday, February 22nd 2023, at 8:30 A.M. ET to discuss its financial results for the fourth quarter of 2022. To access the live webcast, visit the Events and Presentations page of the Company’s Investor Relations website, https://investor.progholdings.com/.

About PROG Holdings, Inc.
PROG Holdings, Inc. (NYSE:PRG) is a fintech holding company headquartered in Salt Lake City, UT, that provides transparent and competitive payment options to consumers. The Company owns Progressive Leasing, a leading provider of e-commerce, app-based, and in-store point-of-sale lease-to-own solutions, Vive Financial, an omnichannel provider of second-look revolving credit products, and Four Technologies, a provider of Buy Now, Pay Later payment options through its platform, Four. More information on PROG Holdings' companies can be found at https://www.progholdings.com.
Forward Looking Statements:
Statements in this news release regarding our business that are not historical facts are "forward-looking statements" that involve risks and uncertainties which could cause actual results to differ materially from those contained in the forward-looking statements. Such forward-looking statements generally can be identified by the use of forward-looking terminology, such as "believe", "continue", "outlook" and similar forward-looking terminology. These risks and uncertainties include factors such as (i) continued volatility and challenges in the macro environment and, in particular, the unfavorable effects on our business of the rapid increase in the rate of inflation currently being experienced in the economy, which has not been seen in more than forty years, significant increases in interest rates, and fears of a recession, and the impact of those headwinds on: (a) consumer confidence and customer demand for the merchandise that our POS partners sell; (b) our customers’ disposable income and their ability to make the lease and loan payments they owe the company; (c) the availability of consumer credit; (d) our labor costs; and (e) our overall financial performance and outlook; (ii) our businesses being subject to extensive laws and regulations, including laws and regulations unique to the industries in which our businesses operate, that may subject them to government investigations and significant monetary penalties and compliance-related burdens, as well as an increased focus by federal, state and local regulators on the industries within which our businesses operate, including with respect to consumer protection, customer privacy, third party and employee fraud and information security; (iii) deteriorating macroeconomic conditions resulting in the algorithms and other proprietary decisioning tools used in approving Progressive Leasing and Vive customers for leases and loans no longer being indicative of their ability to perform, which may limit the ability of those businesses to avoid lease and loan charge-offs or may result in their reserves being insufficient to cover actual losses; (iv) a large percentage of the company’s revenues being concentrated with several of Progressive Leasing’s key POS partners; (v) the risks that Progressive Leasing will be unable to attract new POS partners or retain and grow its business with its existing POS partners; (vi) Vive’s and Four’s business models differing significantly from Progressive Leasing’s, which creates specific and unique risks for the Vive and Four businesses, including Vive’s reliance on two bank partners to issue its credit products and Vive’s and Four’s exposure to the unique regulatory risks associated with the laws and regulations that apply to their businesses; (vii) the risks that interruptions, inventory shortages and other factors affecting the supply chains of our retail partners having a material and adverse effect on several aspects of our performance; (viii) the impact of the COVID-19 pandemic, including new variants, subvariants or additional waves of COVID-19 infections, on: (a) demand for the lease-to-own products offered by our Progressive Leasing segment, (b) Progressive Leasing’s point-of-sale or "POS" partners, and Vive’s and Four’s merchant partners, (c) Progressive Leasing’s, Vive’s and Four’s customers, including their ability and willingness to satisfy their obligations under their lease agreements and loan agreements, (d) Progressive Leasing’s POS partners being able to obtain the merchandise their customers need or desire, (e) our employees and labor needs, including our ability to adequately staff our operations, (f) our financial and operational performance, and (g) our liquidity; (iv) changes in the enforcement of existing laws and regulations and the adoption of new laws and regulations that may unfavorably impact our businesses; (ix) the risk that our capital allocation strategy, including our current share repurchase program, will not be effective at enhancing shareholder value; (x) our cost reduction initiatives may not be adequate or may have unintended consequences that could be disruptive to our businesses; (xi) the loss of the services of our key executives or our inability to attract and retain key talent, particularly with respect to our information technology function, may have a material adverse impact on our operations; (xii) increased competition from traditional and virtual lease-to-own competitors and also from competitors of our Vive segment; (xiii) adverse consequences to Progressive Leasing, including additional monetary penalties and/or injunctive relief, if it fails to comply with the terms of its 2020 settlement with the FTC, as well as the possibility of other regulatory authorities and third parties bringing legal actions against Progressive Leasing based on the same allegations that led to the FTC settlement; (xiv) our increased level of indebtedness; (xv) our ability to protect confidential, proprietary, or sensitive information, including the personal and confidential information of our customers, which may be adversely affected by cyber-attacks, employee or other internal misconduct, computer viruses, electronic break-ins or "hacking", or similar disruptions, any one of which could have a material adverse impact on our results of operations, financial condition, and prospects; and (xvi) the other risks and uncertainties discussed under "Risk Factors" in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on February 22, 2023. Statements in this press release that are "forward-looking" include without limitation statements about: (i) the benefits we expect to realize from our market leadership and financial strength, including our ability to broaden our base of POS partners and to capitalize on increased consumer demand when the current macroeconomic headwinds subside; and (ii) our full-year and first-quarter 2023 outlook. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Except as required by law, the Company undertakes no obligation to update these forward-looking statements to reflect subsequent events or circumstances after the date of this press release.
Investor Contact
John Baugh, CFA
Vice President, Investor Relations
john.baugh@progleasing.com
Media Contact
Mark Delcorps
Director, Corporate Communications
media@progholdings.com

PROG Holdings, Inc.
Consolidated Statements of Earnings
(In thousands, except per share data)

	(Unaudited) Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2022	2021	2022	2021
REVENUES:
Lease Revenues and Fees	$592,942	$629,950	$2,523,785	$2,619,005
Interest and Fees on Loans Receivable	19,155	16,593	74,041	58,915
	612,097	646,543	2,597,826	2,677,920

COSTS AND EXPENSES:
Depreciation of Lease Merchandise	399,017	439,438	1,757,730	1,820,010
Provision for Lease Merchandise Write-offs	38,271	42,912	193,926	126,984
Operating Expenses	112,377	107,405	450,374	397,399
Impairment of Goodwill	—	—	10,151	—
	549,665	589,755	2,412,181	2,344,393
OPERATING PROFIT	62,432	56,788	185,645	333,527
Interest Expense, Net	(8,701)	(3,931)	(37,401)	(5,323)
EARNINGS BEFORE INCOME TAX EXPENSE	53,731	52,857	148,244	328,204
INCOME TAX EXPENSE	17,646	15,038	49,535	84,647
NET EARNINGS	$36,085	$37,819	$98,709	$243,557
EARNINGS PER SHARE
Basic	$0.74	$0.60	$1.90	$3.69
Assuming Dilution	$0.73	$0.59	$1.90	$3.67

WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	49,029	63,319	51,921	66,026
Assuming Dilution	49,170	63,739	52,075	66,416

PROG Holdings, Inc.
Consolidated Balance Sheets
(In thousands, except share data)

	December 31, 2022	December 31, 2021
ASSETS:
Cash and Cash Equivalents	$131,880	$170,159
Accounts Receivable (net of allowances of $69,264 in 2022 and $71,233 in 2021)	64,521	66,270
Lease Merchandise (net of accumulated depreciation and allowances of $467,355 in 2022 and $463,929 in 2021)	648,043	714,055
Loans Receivable (net of allowances and unamortized fees of $53,635 in 2022 and $53,300 in 2021)	130,966	119,315
Property and Equipment, Net	23,852	25,648
Operating Lease Right-of-Use Assets	11,875	17,488
Goodwill	296,061	306,212
Other Intangibles, Net	114,411	137,305
Income Tax Receivable	18,864	14,352
Deferred Income Tax Assets	2,955	2,760
Prepaid Expenses and Other Assets	48,481	48,197
Total Assets	$1,491,909	$1,621,761
LIABILITIES & SHAREHOLDERS’ EQUITY:
Accounts Payable and Accrued Expenses	$135,025	$135,954
Deferred Income Tax Liabilities	137,261	146,265
Customer Deposits and Advance Payments	37,074	45,070
Operating Lease Liabilities	21,122	25,410
Debt	590,966	589,654
Total Liabilities	921,448	942,353
SHAREHOLDERS' EQUITY:
Common Stock, Par Value $0.50 Per Share: Authorized: 225,000,000 Shares at December 31, 2022 and 2021; Shares Issued: 82,078,654 at December 31, 2022 and 2021	41,039	41,039
Additional Paid-in Capital	338,814	332,244
Retained Earnings	1,154,235	1,055,526
	1,534,088	1,428,809
Less: Treasury Shares at Cost
Common Stock: 34,044,102 Shares at December 31, 2022 and 25,638,057 at December 31, 2021	(963,627)	(749,401)
Total Shareholders’ Equity	570,461	679,408
Total Liabilities & Shareholders’ Equity	$1,491,909	$1,621,761

PROG Holdings, Inc.
Consolidated Statements of Cash Flows
(In thousands)

	Year Ended December 31,
	2022	2021
OPERATING ACTIVITIES:
Net Earnings	$98,709	$243,557
Adjustments to Reconcile Net Earnings to Cash Provided by Operating Activities:
Depreciation of Lease Merchandise	1,757,730	1,820,010
Other Depreciation and Amortization	33,851	33,258
Provisions for Accounts Receivable and Loan Losses	417,496	242,412
Stock-Based Compensation	17,521	21,349
Deferred Income Taxes	(9,199)	15,729
Impairment of Goodwill and Other Assets	10,151	—
Non-Cash Lease Expense	(1,674)	974
Other Changes, Net	(7,164)	(7,561)
Changes in Operating Assets and Liabilities, Net of Effects of Acquisitions and Dispositions:
Additions to Lease Merchandise	(1,889,207)	(2,054,467)
Book Value of Lease Merchandise Sold or Disposed	197,489	130,665
Accounts Receivable	(374,515)	(229,703)
Prepaid Expenses and Other Assets	68	(7,879)
Income Tax Receivable and Payable	(6,007)	(29,753)
Operating Lease Right-of-Use Assets and Liabilities	2,999	(1,955)
Accounts Payable and Accrued Expenses	2,227	70,820
Customer Deposits and Advance Payments	(7,996)	(1,495)
Cash Provided by Operating Activities	242,479	245,961
INVESTING ACTIVITIES:
Investments in Loans Receivable	(203,600)	(182,204)
Proceeds from Loans Receivable	159,707	132,281
Outflows on Purchases of Property and Equipment	(9,674)	(9,555)
Proceeds from Property and Equipment	27	78
Proceeds (Outflows) from Acquisitions of Businesses and Customer Agreements	6	(22,766)
Cash Used in Investing Activities	(53,534)	(82,166)
FINANCING ACTIVITIES:
Repayments on Revolving Facility, Net	—	(50,000)
Proceeds from Debt	—	591,750
Acquisition of Treasury Stock	(223,598)	(142,358)
Tender Offer Shares Repurchased and Retired	(274)	(428,551)
Issuance of Stock Under Stock Option Plans	1,150	4,592
Shares Withheld for Tax Payments	(2,902)	(5,123)
Debt Issuance Costs	(1,600)	(591)
Cash Used in Financing Activities	(227,224)	(30,281)
(Decrease) Increase in Cash and Cash Equivalents	(38,279)	133,514
Cash and Cash Equivalents at Beginning of Year	170,159	36,645
Cash and Cash Equivalents at End of Year	$131,880	$170,159
Net Cash Paid During the Year:
Interest Expense	$35,712	$1,452
Income Taxes	$62,172	$53,602

PROG Holdings, Inc.
Quarterly Revenues by Segment
(In thousands)

	(Unaudited)
	Three Months Ended
	December 31, 2022
	Progressive Leasing	Vive	Other	Consolidated Total
Lease Revenues and Fees	$592,942	$—	$—	$592,942
Interest and Fees on Loans Receivable	—	17,886	1,269	19,155
Total Revenues	$592,942	$17,886	$1,269	$612,097

	(Unaudited)
	Three Months Ended
	December 31, 2021
	Progressive Leasing	Vive	Other	Consolidated Total
Lease Revenues and Fees	$629,950	$—	$—	$629,950
Interest and Fees on Loans Receivable	—	16,308	285	16,593
Total Revenues	$629,950	$16,308	$285	$646,543

PROG Holdings, Inc.
Annual Revenues by Segment
(In thousands)

	Twelve Months Ended
	December 31, 2022
	Progressive Leasing	Vive	Other	Consolidated Total
Lease Revenues and Fees	$2,523,785	$—	$—	$2,523,785
Interest and Fees on Loans Receivable	—	70,911	3,130	74,041
Total Revenues	$2,523,785	$70,911	$3,130	$2,597,826

	Twelve Months Ended
	December 31, 2021
	Progressive Leasing	Vive	Other	Consolidated Total
Lease Revenues and Fees	$2,619,005	$—	$—	$2,619,005
Interest and Fees on Loans Receivable	—	58,462	453	58,915
Total Revenues	$2,619,005	$58,462	$453	$2,677,920

PROG Holdings, Inc.
Gross Merchandise Volume by Quarter
(In thousands)

	(Unaudited)
	Three Months Ended December 31,
	2022	2021
Progressive Leasing	$540,913	$634,654
Vive	40,417	42,455
Other	26,192	5,996
Total	$607,522	$683,105

Use of Non-GAAP Financial Information:
Non-GAAP net earnings, non-GAAP diluted earnings per share, and adjusted EBITDA are supplemental measures of our performance that are not calculated in accordance with generally accepted accounting principles in the United States ("GAAP"). Non-GAAP net earnings and non-GAAP diluted earnings per share for the three and twelve months ended December 31, 2022, full year 2023 and first quarter 2023 outlook exclude intangible amortization expense, restructuring expenses, impairment of goodwill, and accrued interest on an uncertain tax position related to Progressive Leasing's $175 million settlement with the FTC in 2020. Non-GAAP net earnings and non-GAAP diluted earnings per share for the three and twelve months ended December 31, 2021 exclude intangible amortization expense and transaction costs associated with the acquisition of Four. The amount for the after-tax non-GAAP adjustment, which is tax effected using our statutory tax rate, can be found in the reconciliation of net earnings and earnings per share assuming dilution to non-GAAP net earnings and earnings per share assuming dilution table in this press release.
The Adjusted EBITDA figures presented in this press release are calculated as the Company’s earnings before interest expense, net, depreciation on property and equipment, amortization of intangible assets and income taxes. Adjusted EBITDA for the three and twelve months ended December 31, 2022, full year 2023 and first quarter 2023 outlook exclude stock-based compensation expense, restructuring expenses, and impairment of goodwill. Adjusted EBITDA for the three and twelve months ended December 31, 2021 exclude stock-based compensation expense and transaction costs associated with the acquisition of Four. The amounts for these pre-tax non-GAAP adjustments can be found in the three and twelve months ended segment EBITDA tables in this press release.
Management believes that non-GAAP net earnings, non-GAAP diluted earnings per share, and adjusted EBITDA provide relevant and useful information, and are widely used by analysts, investors and competitors in our industry as well as by our management in assessing both consolidated and business unit performance.
Non-GAAP net earnings, non-GAAP diluted earnings, and adjusted EBITDA provide management and investors with an understanding of the results from the primary operations of our business by excluding the effects of certain items that generally arose from larger, one-time transactions that are not reflective of the ordinary earnings activity of our operations or transactions that have variability and volatility of the amount. We believe the exclusion of stock-based compensation expense provides for a better comparison of our operating results with our peer companies as the calculations of stock-based compensation vary from period to period and company to company due to different valuation methodologies, subjective assumptions and the variety of award types. This measure may be useful to an investor in evaluating the underlying operating performance of our business.

Adjusted EBITDA also provides management and investors with an understanding of one aspect of earnings before the impact of investing and financing charges and income taxes. These measures may be useful to an investor in evaluating our operating performance because the measures:
•Are widely used by investors to measure a company’s operating performance without regard to items excluded from the calculation of such measure, which can vary substantially from company to company depending upon accounting methods, book value of assets, capital structure and the method by which assets were acquired, among other factors.
•Are used by rating agencies, lenders and other parties to evaluate our creditworthiness.
•Are used by our management for various purposes, including as a measure of performance of our operating entities and as a basis for strategic planning and forecasting.
Non-GAAP financial measures, however, should not be used as a substitute for, or considered superior to, measures of financial performance prepared in accordance with GAAP, such as the Company’s GAAP basis net earnings and diluted earnings per share and the GAAP revenues and earnings before income taxes of the Company’s segments, which are also presented in the press release. Further, we caution investors that amounts presented in accordance with our definitions of non-GAAP net earnings, non-GAAP diluted earnings per share, and adjusted EBITDA may not be comparable to similar measures disclosed by other companies, because not all companies and analysts calculate these measures in the same manner.

PROG Holdings, Inc.
Reconciliation of Net Earnings and Earnings Per Share Assuming Dilution to Non-GAAP Net Earnings and Earnings Per Share Assuming Dilution
(In thousands, except per share amounts)

	(Unaudited)
	Three Months Ended				Twelve Months Ended
	Mar 31,	Jun 30,	Sept 30,	Dec 31,	Dec 31,
	2022
Net Earnings	$27,135	$19,484	$16,005	$36,085	$98,709
Add: Intangible Amortization Expense	5,724	5,723	5,724	5,723	22,894
Add: Restructuring Expense	—	4,328	4,673	—	9,001
Add: Impairment of Goodwill	—	—	10,151	—	10,151
Less: Tax Impact of Adjustments(1)	(1,488)	(2,613)	(2,703)	(1,488)	(8,292)
Add: Accrued Interest on FTC Settlement Uncertain Tax Position	539	647	755	972	2,913
Non-GAAP Net Earnings	$31,910	$27,569	$34,605	$41,292	$135,376
Earnings Per Share Assuming Dilution	$0.49	$0.37	$0.32	$0.73	$1.90
Add: Intangible Amortization Expense	0.10	0.11	0.11	0.12	0.44
Add: Restructuring Expense	—	0.08	0.09	—	0.17
Add: Impairment of Goodwill	—	—	0.20	—	0.19
Less: Tax Impact of Adjustments(1)	(0.03)	(0.05)	(0.05)	(0.03)	(0.16)
Add: Accrued Interest on FTC Settlement Uncertain Tax Position	0.01	0.01	0.01	0.02	0.06
Non-GAAP Earnings Per Share Assuming Dilution(2)	$0.57	$0.52	$0.68	$0.84	$2.60
Weighted Average Shares Outstanding Assuming Dilution	55,706	52,961	50,547	49,170	52,075
(1)Adjustments are tax-effected using an assumed statutory tax rate of 26%.
(2)In some cases, the sum of individual EPS amounts may not equal total non-GAAP EPS calculations due to rounding.

PROG Holdings, Inc.
Reconciliation of Net Earnings and Earnings Per Share Assuming Dilution to Non-GAAP Net Earnings and Earnings Per Share Assuming Dilution
(In thousands, except per share amounts)

	(Unaudited)
	Three Months Ended				Twelve Months Ended
	Mar 31,	Jun 30,	Sept 30,	Dec 31,	Dec 31,
	2021
Net Earnings	$79,488	$68,837	$57,413	$37,819	$243,557
Add: Intangible Amortization Expense	5,421	5,421	5,723	5,724	22,289
Add: Transaction Expense	—	561	—	—	561
Less: Tax Impact of Adjustments(1)	(1,409)	(1,555)	(1,488)	(1,488)	(5,940)
Add: Accrued Interest on FTC Settlement Uncertain Tax Position	—	—	1,040	350	1,390
Non-GAAP Net Earnings	$83,500	$73,264	$62,688	$42,405	$261,857
Earnings Per Share Assuming Dilution	$1.16	$1.02	$0.86	$0.59	$3.67
Add: Intangible Amortization Expense	0.08	0.08	0.09	0.09	0.34
Add: Transaction Expense	—	0.01	—	—	0.01
Less: Tax Impact of Adjustments(1)	(0.02)	(0.02)	(0.02)	(0.02)	(0.09)
Add: Accrued Interest on FTC Settlement Uncertain Tax Position	—	—	0.02	0.01	0.02
Non-GAAP Earnings Per Share Assuming Dilution(2)	$1.22	$1.09	$0.94	$0.67	$3.94
Weighted Average Shares Outstanding Assuming Dilution	68,260	67,329	66,385	63,739	66,416
(1)Adjustments are tax-effected using an assumed statutory tax rate of 26%.
(2)In some cases, the sum of individual EPS amounts may not equal total non-GAAP EPS calculations due to rounding.

PROG Holdings, Inc.
Non-GAAP Financial Information
Quarterly Segment EBITDA
(In thousands)

	(Unaudited)
	Three Months Ended
	December 31, 2022
	Progressive Leasing	Vive	Other	Consolidated Total
Net Earnings				$36,085
Income Tax Expense(1)				17,646
Earnings (Loss) Before Income Tax Expense	$61,187	$41	$(7,497)	53,731
Interest Expense	8,590	111	—	8,701
Depreciation	2,283	199	200	2,682
Amortization	5,420	—	303	5,723
EBITDA	77,480	351	(6,994)	70,837
Stock-Based Compensation	2,925	100	566	3,591
Adjusted EBITDA	$80,405	$451	$(6,428)	$74,428
(1) Taxes are calculated on a consolidated basis and are not identifiable by Company Segment.

	(Unaudited)
	Three Months Ended
	December 31, 2021
	Progressive Leasing	Vive	Other	Consolidated Total
Net Earnings				$37,819
Income Tax Expense(1)				15,038
Earnings (Loss) Before Income Tax Expense	$50,998	$8,092	$(6,233)	52,857
Interest Expense	3,788	143	—	3,931
Depreciation	2,825	224	29	3,078
Amortization	5,421	—	303	5,724
EBITDA	63,032	8,459	(5,901)	65,590
Stock-Based Compensation	3,327	78	3,141	6,546
Adjusted EBITDA	$66,359	$8,537	$(2,760)	$72,136
(1) Taxes are calculated on a consolidated basis and are not identifiable by Company Segment.

PROG Holdings, Inc.
Non-GAAP Financial Information
Twelve Month Segment EBITDA
(In thousands)

	Twelve Months Ended
	December 31, 2022
	Progressive Leasing	Vive	Other	Consolidated Total
Net Earnings				$98,709
Income Tax Expense(1)				49,535
Earnings (Loss) Before Income Tax Expense	$174,143	$9,195	$(35,094)	148,244
Interest Expense	37,003	398	—	37,401
Depreciation	9,691	795	471	10,957
Amortization	21,683	—	1,211	22,894
EBITDA	242,520	10,388	(33,412)	219,496
Stock-Based Compensation	12,633	391	4,497	17,521
Restructuring Expense	8,343	658	—	9,001
Impairment of Goodwill	—	—	10,151	10,151
Adjusted EBITDA	$263,496	$11,437	$(18,764)	$256,169
(1) Taxes are calculated on a consolidated basis and are not identifiable by Company Segment.

	Twelve Months Ended
	December 31, 2021
	Progressive Leasing	Vive	Other	Consolidated Total
Net Earnings				$243,557
Income Tax Expense(1)				84,647
Earnings (Loss) Before Income Tax Expense	$319,126	$20,223	$(11,145)	328,204
Interest Expense	4,850	473	—	5,323
Depreciation	10,078	849	42	10,969
Amortization	21,684	—	605	22,289
EBITDA	355,738	21,545	(10,498)	366,785
Stock-Based Compensation	14,919	287	6,143	21,349
Transaction Expense	561	—	—	561
Adjusted EBITDA	$371,218	$21,832	$(4,355)	$388,695
(1) Taxes are calculated on a consolidated basis and are not identifiable by Company Segment.

PROG Holdings, Inc.
Non-GAAP Financial Information
Reconciliation of Full Year 2023 Outlook for Adjusted EBITDA
(In thousands)

Fiscal Year 2023 Ranges
	Progressive Leasing	Vive	Other	Consolidated Total
Estimated Net Earnings				$82,500 - $103,500
Income Tax Expense(1)				41,000 - 45,000
Projected Earnings (Loss) Before Income Tax Expense	$147,000 - $167,000	$2,500 - $4,500	$(26,000) - $(23,000)	123,500 - 148,500
Interest Expense	34,000	1,000	—	35,000
Depreciation	8,000	1,000	1,500	10,500
Amortization	22,000	—	1,500	23,500
Projected EBITDA	211,000 - 231,000	4,500 - 6,500	(23,000) - (20,000)	192,500 - 217,500
Stock-Based Compensation	17,000 - 20,000	500 - 1,500	5,000 - 6,000	22,500 - 27,500
Projected Adjusted EBITDA	$228,000 - $251,000	$5,000 - $8,000	$(18,000) - $(14,000)	$215,000 - $245,000
(1) Taxes are calculated on a consolidated basis and are not identifiable by Company Segment.

PROG Holdings, Inc.
Non-GAAP Financial Information
Reconciliation of the Three Months Ended March 31, 2023 Outlook for Adjusted EBITDA
(In thousands)

Three Months Ended March 31, 2023 Outlook
Consolidated Total
Estimated Net Earnings	$34,500 - $37,500
Income Tax Expense(1)	15,500 - 16,500
Projected Earnings (Loss) Before Income Tax Expense	50,000 - 54,000
Interest Expense	9,000
Depreciation	2,000
Amortization	6,000
Projected EBITDA	67,000 - 71,000
Stock-Based Compensation	5,000 - 6,000
Projected Adjusted EBITDA	$72,000 - $77,000
(1) Taxes are calculated on a consolidated basis and are not identifiable by Company segments.

PROG Holdings, Inc.
Reconciliation of Full Year 2023 Outlook for Earnings Per Share
Assuming Dilution to Non-GAAP Earnings Per Share Assuming Dilution

	Full Year 2023 Range
	Low	High
Projected Earnings Per Share Assuming Dilution	$1.69	$2.12
Add: Projected Intangible Amortization Expense(1)	0.48	0.48
Add: Projected Interest on FTC Settlement Uncertain Tax Position	0.06	0.06
Subtract: Tax Effect on Non-GAAP Adjustments	(0.13)	(0.13)
Projected Non-GAAP Earnings Per Share Assuming Dilution(2)	$2.11	$2.54
(1)Adjustments are tax-effected using an assumed statutory tax rate of 26%.
(2)In some cases, the sum of individual EPS amounts may not equal total non-GAAP EPS calculations due to rounding.

PROG Holdings, Inc.
Reconciliation of the Three Months Ended March 31, 2023 Outlook for Earnings Per Share
Assuming Dilution to Non-GAAP Earnings Per Share Assuming Dilution

	Three Months Ended March 31, 2023
	Low	High
Projected Earnings Per Share Assuming Dilution	$0.71	$0.77
Add: Projected Intangible Amortization Expense(1)	0.12	0.12
Add: Projected Interest on FTC Settlement Uncertain Tax Position	0.02	0.02
Subtract: Tax Effect on Non-GAAP Adjustments	(0.03)	(0.03)
Projected Non-GAAP Earnings Per Share Assuming Dilution(2)	$0.82	$0.88
(1)Adjustments are tax-effected using an assumed statutory tax rate of 26%.
(2)In some cases, the sum of individual EPS amounts may not equal total non-GAAP EPS calculations due to rounding.